                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of AGCO Corporation of our report dated July 10, 1996 relating to the financial statements of the Agricultural Division of Iochpe-Maxion S.A., which appears in the Current Report on Form 8-K of AGCO Corporation dated June 28, 1996. We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.



                                          Price Waterhouse


                                          Auditores Independentes



Sao Paulo, Brazil


July 15, 1996